      As filed with the Securities and Exchange Commission on July 24, 1997

                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------


                              DIEBOLD, INCORPORATED
               (Exact name of registrant as specified in charter)


                 OHIO                                    34-0183970
    (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
of Incorporation or Organization)


         5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio 44720-8077 (Address, including ZIP Code, of registrant's principal executive offices)


             DIEBOLD, INCORPORATED 1997 MILESTONE STOCK OPTION PLAN
                            (Full title of the plan)

                               Warren W. Dettinger
                       Vice President and General Counsel
                              Diebold, Incorporated
                        5995 Mayfair Road, P.O. Box 3077
                          North Canton, Ohio 44720-8077
                                 (330) 489-4000
    (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
Title of securities      Amount       Proposed maximum     Proposed maximum      Amount of
     to be                to be        offering price          aggregate       registration
   registered         registered(1)     per share(2)       offering price(2)     fee(2)
--------------------------------------------------------------------------------------------

Common Shares of
the par value of         560,000          $43.8125            $24,535,000       $7,434.85
$1.25 per share


(1) The total number of shares of common stock reserved and available for distribution. Pursuant to Rule 416, this Form S-8 Registration Statement shall be deemed to cover any additional securities issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The registration fee has been calculated in accordance with Rule 457(h) based on the average of the high and low prices of such securities reported on the New York Stock Exchange on July 22, 1997, which average was 43.8125.

                                     PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by Diebold, Incorporated (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (1) Annual Report of the Company on Form 10-K for the Year ended December 31, 1996;

         (2) Quarterly Report of the Company on Form 10-Q dated April 30, 1997 for the Period ended March 31, 1997;

         (3) The description of the Company's Common Shares contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments and reports filed for the purpose of updating that description; and

         (4) The description of the Preferred Stock Purchase Rights contained in the Registration Statement on Form S-8 filed with the Commission on February 13, 1989.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. (Securities to be offered are registered under Section 12 of the Exchange Act).

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The general effect of the Company's Code of Regulations is to provide for the indemnification of its directors, officers and employees to the full extent permitted by the General Corporation Law of the State of Ohio.

         Section 1701.13 of the Ohio Revised Code generally permits indemnification of any director, officer or employee with respect to any proceeding against any such person provided that: (a) such person acted in good faith, (b) such person reasonably believed that the conduct was in or not opposed to the best interests of the corporation, and (c) in the case of criminal proceedings, such person had no reasonable cause to believe that the conduct was unlawful. Indemnification may be made against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by such person in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may be made only against reasonable expenses (including attorneys' fees) and may not be made with respect to any proceeding in which the director, officer or employee has been adjudged to be liable to the corporation, except to the extent that the court in which the proceeding was brought shall determine, upon application, that such person is, in view of all the circumstances, entitled to indemnity for such expenses as the court shall deem proper. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent does not, of itself, create a presumption that the director, officer or employee did not meet the standard of conduct required for indemnification to be permitted.

         Section 1701.13 of the General Corporation Law of the State of Ohio further provides that indemnification thereunder may not be made by the corporation unless authorized after a determination has been made that such indemnification is proper, with that determination to be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors not parties to the proceedings; (b) if such a quorum is not obtainable, or, even if obtainable, but a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; (c) by the shareholders; or (d) by the court in which the proceeding was brought.

         Finally, Section 1701.13 of the General Corporation Law of the State of Ohio provides that indemnification provided by that Section is not exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or Code of Regulations or any agreement, vote of shareholders or disinterested directors or otherwise.

         The Company maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him in any such capacity, subject to certain exclusions. The Company also maintains fiduciary liability insurance on behalf of any person involved in the management or administration of any employee benefit plan maintained by the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4(a)     Diebold, Incorporated 1997 Milestone Stock Option Plan.

         4(b) Amended and Restated Articles of Incorporation of the Company (filed as Exhibit 3.1(i) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).

         4(c) Certificate of Amendment by Shareholders to Amended Articles of Incorporation of the Company (filed as Exhibit 3.2 to the Company's Form 10-Q for the quarter ended March 31, 1996, and incorporated herein by reference).

         4(d) Code of Regulations of the Company (filed as Exhibit 4(c) to the Company's Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-32960 and incorporated herein by reference).

         4(e) Rights Agreement dated as of February 10, 1989 between Diebold, Incorporated and Bank of New York (filed as Exhibit
                  2.1 to the Company's Registration Statement on Form 8-A dated February 10, 1989, and incorporated herein by reference).

         5 Opinion of Warren W. Dettinger, Vice President and General Counsel of the Company, as to the validity of securities registered hereunder.

         23 Consent of KPMG Peat Marwick LLP. (Consent of counsel is included in Exhibit 5.)

         24 Powers of Attorney on behalf of the directors and certain officers of the Company.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING THIS REGISTRATION STATEMENT ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NORTH CANTON, STATE OF OHIO, ON THIS 24TH DAY OF JULY 1997.


                                          DIEBOLD, INCORPORATED



                                   By:    /s/  Gerald F. Morris
                                          ----------------------------------
                                   Name:  Gerald F. Morris
                                   Title: Executive Vice President and Chief
                                          Financial Officer

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



    Signature                                      Title                                     Date
    ---------                                      -----                                     ----


*   /s/  Robert W. Mahoney                Chairman of the Board and                      July 24, 1997
    ---------------------------           Chief Executive Officer
   Robert W. Mahoney                      (Principal Executive Officer)


    /s/  Gerald F. Morris                 Executive Vice President and                   July 24, 1997
    ---------------------------           Chief Financial Officer
    Gerald F. Morris                      (Principal Accounting and Financial
                                          Officer)


*   /s/  Louis V. Bockius III             Director                                       July 24, 1997
    ---------------------------
    Louis V. Bockius III


*   /s/  Daniel T. Carroll                Director                                       July 24, 1997
    ---------------------------
    Daniel T. Carroll


*   /s/  Richard L. Crandall              Director                                       July 24, 1997
    ---------------------------
    Richard L. Crandall


*   /s/  Donald R. Gant                   Director                                       July 24, 1997
    ---------------------------
    Donald R. Gant


*   /s/  L. Lindsey Halstead              Director                                       July 24, 1997
    ---------------------------
    L. Lindsey Halstead


*   /s/  Phillip B. Lassiter              Director                                       July 24, 1997
    ---------------------------
    Phillip B. Lassiter


*   /s/  John N. Lauer                    Director                                       July 24, 1997
    ---------------------------
    John N. Lauer


*   /s/  William F. Massy                 Director                                       July 24, 1997
    ---------------------------
    William F. Massy


*  /s/  Gregg A. Searle                   Director                                       July 24, 1997
   ----------------------------
   Gregg A. Searle


*  /s/  W. R. Timken, Jr.                 Director                                       July 24, 1997
   ----------------------------
   W. R. Timken, Jr.


         *This registration statement has been signed on behalf of the above directors and certain officers by Gerald F. Morris, Executive Vice President and Chief Financial Officer of the Company, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24 to this registration statement.


DATED:  July 24, 1997                 By:   /s/  Gerald F. Morris
                                            ---------------------
                                            Gerald F. Morris, Attorney-in-Fact

                                  EXHIBIT INDEX



       Exhibit                    Exhibit
       Number                     Description
       ------                     -----------


        4(a)    Diebold, Incorporated 1997 Milestone Stock Option Plan.

        4(b) Amended and Restated Articles of Incorporation of the Company (filed as Exhibit 3.1(i) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).

        4(c) Certificate of Amendment by Shareholders to Amended Articles of Incorporation of the Company (filed as Exhibit 3.2 to the Company's Form 10-Q for the quarter ended March 31, 1996, and incorporated herein by reference).

        4(d) Code of Regulations of the Company (filed as Exhibit 4(c) to the Company's Post- Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-32960 and incorporated herein by reference).

        4(e) Rights Agreement dated as of February 10, 1989 between Diebold, Incorporated and Bank of New York (filed as Exhibit 2.1 to the Company's Registration Statement on Form 8-A dated February 10, 1989, and incorporated herein by reference).

        5 Opinion of Warren W. Dettinger, Vice President and General Counsel of the Company, as to the validity of securities registered hereunder.

        23 Consent of KPMG Peat Marwick LLP. (Consent of counsel is included in Exhibit 5.)

        24 Powers of Attorney on behalf of the directors and certain officers of the Company.